EXHIBIT 4.7

SCHMITT INDUSTRIES, INC.

UP TO [●] SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE RIGHTS

TO SUBSCRIBE FOR SUCH SHARES

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, custodian bank or other nominee holder (the “Nominee Holder”) of rights (the “Subscription Rights”) to purchase shares of common stock, no par value (the “Shares”) of SCHMITT INDUSTRIES, INC. (the “Company”), pursuant to the rights offering described in the Company’s Prospectus, dated [●], 2017, hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the Subscription Rights to subscribe for the number of Shares specified below under the Basic Subscription Right, and on behalf of beneficial owners of Subscription Rights who have exercised their Basic Subscription Rights in full, requests to subscribe for the number of additional Shares specified below pursuant to the Over-subscription Right, the terms of which are described further in the Prospectus, listing separately each exercised Basic Subscription Right and any corresponding Over-subscription Right as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVERSUBSCRIPTION RIGHT

Name of Broker, Custodian Bank or Other Nominee

By:	Authorized Signature

Name:	(please type or print)

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number
Participant

By:
Name:
Title:

            DTC Subscription Confirmation Numbers